SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2009

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 21, 2009, Regency Centers Corporation entered into an Underwriting Agreement among Regency Centers Corporation and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), (the “Underwriting Agreement”) pursuant to which Regency agreed to issue, and the Underwriters agreed to purchase, an aggregate of 8,700,000 shares of Regency’s common stock, par value $0.01 per share, and, at the option of the Underwriters, up to an additional 1,300,000 shares of common stock. The closing of the sale of 8,700,000 shares is expected to occur on April 24, 2009, subject to the satisfaction of customary closing conditions.

Regency will use approximately $205 million of the net proceeds of the offering to repay outstanding indebtedness under its line of credit. Regency intends to use the remaining portion of the net proceeds for general corporate purposes, which may include the payment of other indebtedness.

Regency made customary representations and warranties in the Underwriting Agreement and further agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

This Form 8-K is being filed in order to incorporate by reference into Regency’s Registration Statement on Form S-3, the Underwriting Agreement and other required exhibits.

The description set forth above is qualified in its entirety by reference to the Underwriting Agreement, which is attached as an exhibit to this Form 8-K as well as the other documents previously filed as part of Regency’s Registration Statement.

Item 7.01	Regulation FD Disclosure

On April 21, 2009, Regency issued a press release announcing the pricing of an offering of common stock in an underwritten public offering pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission.

Regency estimates that the dilution to its Funds From Operations (“FFO”), a widely accepted supplemental measure of performance of real estate investment trusts, will be approximately $0.19 per diluted common share for the year ended December 31, 2009, after considering the effect of the proposed offering of 8,700,000 shares of common stock announced on April 20, 2009. If the Underwriters’ over-allotment option is exercised in full, Regency estimates that the overall dilution to its FFO will be approximately $0.22 per diluted common share.

Forward-looking statements, including estimates of future FFO per share, involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of Regency’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits below relate to the Registration Statement No. 333-158635 on Form S-3 of Regency and are filed herewith for incorporation by reference in such Registration Statement:

1.1	Underwriting Agreement dated as of April 21, 2009 among Regency Centers Corporation and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as underwriters and as representatives of other underwriters listed therein.

5.1	Opinion of Foley & Lardner LLP regarding legality of securities.

23.1	Consent of Foley & Lardner LLP (included in Opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

April 21, 2009	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
Finance and Principal Accounting Officer

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